Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of The Arena Group Holdings, Inc. on Form S-3 of our report dated March 31, 2023, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of The Arena Group Holdings, Inc. as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021 and our report dated March 31, 2023 with respect to our audit of internal control over financial reporting of The Arena Group Holdings, Inc. as of December 31, 2022 appearing in the Annual Report on Form 10-K of The Arena Group Holdings, Inc. for the year ended December 31, 2022. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum llp

Marcum llp

Los Angeles, CA

April 13, 2023